Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 7, 2020, relating to the financial statements of Affirm Holdings, Inc., appearing in Registration Statement No. 333-250184 on Form S-1.

/s/ Deloitte & Touche LLP

San Francisco, CA

January 12, 2021